Exhibit 99.1

Vonage Announces Strong Third Quarter 2018 Results and Completion of NewVoiceMedia Acquisition

•	Vonage Business Revenues of $154 Million, a 19% increase

•	Business Service Revenues increased 23%

•	Consolidated Revenues of $262 Million, a 3% increase

•	Income from Operations of $15 Million; Adjusted OIBDA of $50 Million

•	Adjusted OIBDA minus Capex of $45 million

•	Completed Acquisition of NewVoiceMedia for $350 Million in cash: industry-leading cloud contact center platform to broaden service offering and accelerate growth

Holmdel, NJ, November 2, 2018 - Vonage Holdings Corp. (NYSE: VG), a business cloud communications leader, today announced results for the quarter ended September 30, 2018.
Consolidated Results
“Vonage delivered another strong quarter, as Business service revenues grew 23% and total Business revenues accounted for 59% of consolidated revenues,” said Vonage CEO Alan Masarek. “These results underscore the tremendous progress that we are making with the development of our OneVonage technology platform, and in sales and marketing execution within the mid-market and enterprise segment.”
For the third quarter of 2018, Vonage reported revenues of $262 million, a 3% increase from the year-ago quarter. The Company announced and closed the acquisition of TokBox, and announced the acquisition of NewVoiceMedia during the quarter. Both of these transactions had one-time deal-related costs and, in the case of TokBox, operating losses, that impacted earnings. Accordingly: Income from Operations was $15 million, down from $25 million in the prior year quarter; Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 was $50 million, down from $51 million in the prior year quarter; GAAP net income was $10 million or $0.04 per diluted share, down from $11 million or $0.04 per diluted share in the year-ago quarter; and Adjusted net income2 was $22 million or $0.09 per diluted share, up from $17 million or $0.07 per diluted share in the year-ago quarter.

Third Quarter Business Segment Results and Highlights

•	Vonage Business total revenues were $154 million, representing 19% GAAP growth on a year-over-year basis.

•	Vonage Business service revenues grew 23% to $134 million.

•	Service Revenue per customer was $362 per month, a 12% year-over-year increase.

•	Business Revenue Churn was 1.1%, improving from 1.2% in the year-ago quarter.

•	Registered developers on Vonage’s API Platform increased to 696,000.
Third Quarter Consumer Segment Results and Highlights

•	Consumer revenues were $108 million compared to $124 million in the prior year, a decline of 13%.

•	Consumer customer churn was 1.8%, improving from 1.9% in the year-ago quarter.

•	Average revenue per line (“ARPU”) in Consumer was $26.30, roughly flat compared to the year-ago quarter.

•	The Consumer segment ended the quarter with approximately 1.3 million subscriber lines.

•	Consumer’s tenured customers, defined as those with the Company for more than two years, increased to 85% of the base. The churn rate of this tenured cohort is 1.5%.
Completed Acquisition of NewVoiceMedia
On October 31, Vonage completed the acquisition of privately-held NewVoiceMedia, an industry-leading cloud Contact Center-as-a-Service (CCaaS) provider, for an equity price of $350 million in cash.
NewVoiceMedia was the largest privately-owned, pure-play, cloud contact center company globally. NewVoiceMedia is in the Leader's quadrant of the Gartner CCaaS Magic Quadrant for Western Europe for the second year in a row; was recently named a strong performer in the Forrester Wave™ for Cloud Contact Centers; and was included for the third consecutive year on the Forbes Magazine Cloud 100, a list of the top 100 private cloud companies in revenue, sales growth, valuation and culture.

More than 700 primarily mid-market and enterprise customers rely on NewVoiceMedia for a range of customer engagement use cases, from inbound customer support to outbound sales, including worldwide brands like Adobe, Siemens, Time Inc., FundingCircle and Rapid7.
The acquisition combines Vonage's robust UCaaS and CPaaS solutions with NewVoiceMedia's pure-play cloud contact center offerings to provide an end-to-end communication experience for a company's employees and customers. The addition of NewVoiceMedia advances Vonage’s strategy to provide a fully integrated cloud communications platform.
“The need for an integrated communications experience is critical as businesses undergo digital transformation. Specifically, deep integration between business applications and enterprise communications tools is necessary to improve customer experience and deliver Better Business Outcomes,” said Mr. Masarek.
“With NewVoiceMedia, Vonage is now the only cloud communications company to combine deep CRM integrations with the full range of programmable communications used by a business’s employees and customers.”
Updated Guidance
The Company is updating its 2018 guidance to reflect the acquisition of NewVoiceMedia and now expects the following:

•
Consolidated revenue in the range of $1.048 billion to $1.052 billion. Within this, Vonage Business revenue is expected to be in the range of $608 million to $612 million. Consumer revenue is expected to be in the area of $440 million.

•
Adjusted OIBDA in the range of $177 million to $180 million, which takes into account NewVoiceMedia’s organic OIBDA profile and the loss of a portion of its revenue and OIBDA from the required write-down of a portion of its deferred revenue. Additionally, Adjusted OIBDA is impacted by the accelerated adoption of the Vonage Business Cloud (VBC) platform, which is driving higher cloud hosting operating expense in lieu of capital expenditures, and currency translation.

•
Capital expenditures in the $25 million area, improved due to the shift to the public cloud-hosted VBC platform and away from usage of the company’s private data centers, equipment and third-party software.

•	Adjusted OIBDA minus capital expenditures of $152 million to $155 million, with the improved capital expenditures more than offsetting the change in Adjusted OIBDA.

Conference Call and Webcast
Management will host a conference call to discuss the Company’s financial results for the third quarter of 2018 and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 891-8177. International callers should dial (412) 902-6756.
A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088 for international callers, and entering the passcode 10125508.
(1) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.
(2) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Amounts in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Statement of Operations Data:
Revenues	$261,531	$259,875	$253,083	$774,979	$748,266

Operating Expenses:
Cost of revenues (excluding depreciation and amortization of $6,386, $6,226, $6,852, $19,046, and $20,497, respectively)	104,351	107,204	102,938	315,122	301,688
Sales and marketing	74,380	77,685	73,576	229,201	235,245
Engineering and development	14,309	10,375	6,956	35,504	21,996
General and administrative	37,620	32,174	26,811	97,376	98,411
Depreciation and amortization	16,024	19,062	18,179	51,886	54,520
	246,684	246,500	228,460	729,089	711,860
Income from operations	14,847	13,375	24,623	45,890	36,406
Other income (expense):
Interest expense	(3,036)	(3,097)	(3,821)	(9,294)	(11,385)
Other income (expense), net	347	337	468	431	943
	(2,689)	(2,760)	(3,353)	(8,863)	(10,442)
Income before income tax	12,158	10,615	21,270	37,027	25,964
Income tax (expense) benefit	(2,570)	(2,056)	(10,668)	5,644	(4,624)
Net income	$9,588	$8,559	$10,602	$42,671	$21,340
Earnings per common share:
Basic	$0.04	$0.04	$0.05	$0.18	$0.10
Diluted	$0.04	$0.03	$0.04	$0.17	$0.09
Weighted-average common shares outstanding:
Basic	239,303	237,919	227,943	236,775	223,956
Diluted	249,516	248,256	242,720	248,780	242,552

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Statement of Cash Flow Data:
Net cash provided by operating activities	$28,528	$42,467	$47,907	$94,463	$80,600
Net cash used in investing activities	(37,177)	(5,610)	(9,349)	(49,184)	(23,626)
Net cash used in financing activities	6,841	(32,971)	(35,379)	(50,130)	(56,757)
Capital expenditures and acquisition and development of software assets	(4,878)	(5,610)	(9,349)	(16,885)	(25,228)

	September 30,	December 31,
	2018	2017
	(unaudited)

Balance Sheet Data (at period end):
Cash and cash equivalents	$25,735	$31,360
Restricted cash	1,984	1,967
Accounts receivable, net of allowance	57,060	44,159
Inventory, net of allowance	1,420	2,971
Prepaid expenses and other current assets	26,707	31,285
Property and equipment, net	42,754	46,754
Goodwill	389,490	373,764
Software, net	17,828	22,252
Deferred customer acquisition costs, current and non-current	45,490	—
Intangible assets, net	158,939	173,270
Deferred tax assets	114,757	110,892
Other assets	27,546	20,007
Total assets	$909,710	$858,681
Accounts payable and accrued expenses	$125,488	$115,472
Deferred revenue, current and non-current	27,509	30,576
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	210,672	232,515
Other liabilities	8,147	7,220
Total liabilities	$371,816	$385,783
Total stockholders' equity	$537,894	$472,898

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Amounts in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Revenues:
Service	$133,709	$127,692	$108,819	$377,703	$303,814
Access and product (1)	12,427	12,716	13,749	37,674	41,622
Service and Access and product	146,136	140,408	122,568	415,377	345,436
USF	7,499	7,434	6,738	22,768	19,386
Total Business Revenues	$153,635	$147,842	$129,306	$438,145	$364,822

Cost of Revenues:
Service (2)	$59,600	$60,335	$49,078	$172,917	$134,041
Access and product (1)	14,887	13,913	14,401	43,291	43,537
Service and Access and product	74,487	74,248	63,479	216,208	177,578
USF	7,499	7,434	6,738	22,773	19,386
Cost of Revenues	$81,986	$81,682	$70,217	$238,981	$196,964

Service margin %	55.4%	52.7%	54.9%	54.2%	55.9%
Gross margin % ex-USF (Service and Access and product margin %)	49.0%	47.1%	48.2%	47.9%	48.6%
Gross margin %	46.6%	44.8%	45.7%	45.5%	46.0%
(1) Includes customer premise equipment, access, and shipping and handling.
(2) Excludes depreciation and amortization of $5,141, $4,978, and $5,053 for the quarters ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively, and $15,092 and $14,931 for the nine months ended September 30, 2018 and 2017, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Revenues:
Service	$97,093	$100,467	$111,913	$301,954	$346,666
Access and product (1)	92	289	94	472	498
Service and Access and product	97,185	100,756	112,007	302,426	347,164
USF	10,711	11,277	11,770	34,408	36,280
Total Consumer Revenues	$107,896	$112,033	$123,777	$336,834	$383,444

Cost of Revenues:
Service (2)	$10,661	$12,375	$19,434	$37,050	$62,969
Access and product (1)	993	1,870	1,517	4,657	5,475
Service and Access and product	11,654	14,245	20,951	41,707	68,444
USF	10,711	11,277	11,770	34,434	36,280
Cost of Revenues	$22,365	$25,522	$32,721	$76,141	$104,724

Service margin %	89.0%	87.7%	82.6%	87.7%	81.8%
Gross margin % ex-USF (Service and Access and product margin %)	88.0%	85.9%	81.3%	86.2%	80.3%
Gross margin %	79.3%	77.2%	73.6%	77.4%	72.7%
(1) Includes customer premise equipment, access, and shipping and handling.
(2) Excludes depreciation and amortization of $1,245, $1,248, and $1,799 for the quarters ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively, and $3,954 and $5,566 for the nine months ended September 30, 2018 and 2017, respectively.

.
VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA - (Continued)
(unaudited)
The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Service revenue per customer	$362	$348	$324	$345	$323
Business revenue churn	1.1%	1.2%	1.2%	1.2%	1.2%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Average monthly revenues per line	$26.30	$26.37	$26.29	$26.41	$26.18
Subscriber lines (at period end)	1,341,662	1,393,131	1,543,760	1,341,662	1,543,760
Customer churn	1.8%	1.7%	1.9%	1.8%	2.0%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Amounts in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Income from operations	$14,847	$13,375	$24,623	$45,890	$36,406
Depreciation and amortization	16,024	19,062	18,179	51,886	54,520
Share-based expense	8,484	8,497	7,594	23,690	22,070
Acquisition related transaction and integration costs	9,509	432	15	9,941	172
Organizational transformation	923	3,011	—	4,043	4,000
Acquisition related consideration accounted for as compensation	39	559	886	1,425	11,959
Adjusted OIBDA	49,826	44,936	51,297	136,875	129,127
Less:
Capital expenditures	(2,900)	(4,537)	(6,795)	(10,687)	(15,790)
Acquisition and development of software assets	(1,978)	(1,073)	(2,554)	(6,198)	(9,438)
Adjusted OIBDA Minus Capex	$44,948	$39,326	$41,948	$119,990	$103,899

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Net income	$9,588	$8,559	$10,602	$42,671	$21,340
Amortization of acquisition - related intangibles	8,746	8,594	9,257	26,170	27,325
Acquisition related transaction and integration costs	9,509	432	15	9,941	172
Acquisition related consideration accounted for as compensation	39	559	886	1,425	11,959
Organizational transformation	923	3,011	—	4,043	4,000
Tax effect on adjusting items	(7,283)	(4,177)	(4,197)	(14,761)	(17,954)
Adjusted net income	$21,522	$16,978	$16,563	$69,489	$46,842
Earnings per common share:
Basic	$0.04	$0.04	$0.05	$0.18	$0.10
Diluted	$0.04	$0.03	$0.04	$0.17	$0.09
Weighted-average common shares outstanding:
Basic	239,303	237,919	227,943	236,775	223,956
Diluted	249,516	248,256	242,720	248,780	242,552
Earnings per common share, excluding adjustments:
Basic	$0.09	$0.07	$0.07	$0.29	$0.21
Diluted	$0.09	$0.07	$0.07	$0.28	$0.19
Weighted-average common shares outstanding:
Basic	239,303	237,919	227,943	236,775	223,956
Diluted	249,516	248,256	242,720	248,780	242,552

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Amounts in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Net cash provided by operating activities	$28,528	$42,467	$47,907	$94,463	$80,600
Less:
Capital expenditures	(2,900)	(4,537)	(6,795)	(10,687)	(15,790)
Acquisition and development of software assets	(1,978)	(1,073)	(2,554)	(6,198)	(9,438)
Free cash flow	$23,650	$36,857	$38,558	$77,578	$55,372

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2018	2017

Current maturities of capital lease obligations	$21	$140
Current portion of notes payable	10,000	18,750
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	200,672	213,765
Unamortized debt related costs	828	672
Gross debt	211,521	233,327
Less:
Unrestricted cash	25,735	31,360
Net debt	$185,786	$201,967

About Vonage

Vonage (NYSE: VG) is redefining business communications. True to our roots as a technology disruptor, we've embraced technology to transform how companies communicate to create better business outcomes. Our unique cloud communications platform brings together a robust unified communications solution with the agility of embedded communications APIs. This powerful combination enables businesses to collaborate more productively and engage their customers more effectively across messaging, chat, social media, video and voice.

The Company also provides a robust suite of feature-rich residential communication solutions.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey, with offices throughout the United States, Europe, Asia, and Israel. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc. For more information, visit www.vonage.com.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash), and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, financing activity, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers' broadband connections; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents/ and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)